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                                                                  Exhibit 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Extended Stay America, Inc. on Form S-3 (No. 333-100), on Form S-3 (No. 333-21625), on Form S-3 (No. 333-32345), on Form S-8 (No. 333-10255),
on Form S-8 (No. 333-25639), and on Form S-8 (No. 333-43427) of our report dated January 29, 1999, on our audits of the consolidated financial statements of Extended Stay America, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is included in this Annual Report on Form 10-K.


                                                  PRICEWATERHOUSECOOPERS LLP


Spartanburg, South Carolina
March 26, 1999